Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Schedule 13G/A with respect to the shares of Pluri Inc. dated as of October 14, 2025, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: October 14, 2025

SHAYNA LP

By: Carmel Argaman Investments Ltd., general partner

By:	/s/ Avraham Levin
Name:	Avraham Levin
Title:	Sole Shareholder

CARMEL ARGAMAN INVESTMENTS LTD.

By:	/s/ Avraham Levin
Name:	Avraham Levin
Title:	Sole Shareholder

AVRAHAM LEVIN HOLDINGS LTD.

By:	/s/ Avraham Levin
Name:	Avraham Levin
Title:	Sole Shareholder

AVRAHAM LEVIN

By:	/s/ Avraham Levin
Name:	Avraham Levin